EXHIBIT 10.1.14

ENTERPRISE FINANCIAL SERVICES CORP
AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AWARD
Enterprise Financial Services Corp (the “Company”) has granted you a Nonqualified Stock Option (the “Option”) under the Enterprise Financial Services Corp Amended and Restated 2018 Stock Incentive Plan (the “Plan”). The terms of the grant are set forth in the Nonqualified Stock Option Award Agreement provided to you (the “Agreement”). The following provides a summary of the key terms of the Option; however, you should read the entire Agreement, along with the terms of the Plan, to fully understand the grant.

SUMMARY OF NONQUALIFIED STOCK OPTION AWARD

Participant:	[ ]
Date of Grant:	[ ]
Vesting Schedule:	[ ]
Exercise Price Per Share:	$[ ]
Total Number of Options Granted:	[ ]
Term/Expiration Date:	[ ]

The above is a summary description of certain provisions of the Agreement and is not intended to be complete. In the event any aspect of this summary conflicts with the terms of the Agreement, the terms of the Agreement shall govern.

ENTERPRISE FINANCIAL SERVICES CORP
AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AWARD AGREEMENT
This NONQUALIFIED STOCK OPTION AWARD AGREEMENT (the “Agreement”), dated as of [_____] (the “Date of Grant”), is delivered by Enterprise Financial Services Corp (the “Company”) to [______] (the “Participant”).

RECITALS

A. The Enterprise Financial Services Corp Amended and Restated 2018 Stock Incentive Plan (the “Plan”) provides for the grant of options to purchase shares of common stock of the Company. The Company has decided to make a stock option award as an inducement for the Participant to promote the best interests of the Company and its stockholders.
B. This Agreement and the grant of Option are made under, and are subject to, all of the terms and provisions of the Plan, as amended from time to time, which terms are incorporated herein by reference. Notwithstanding anything herein, the Plan to the contrary, the Option is subject to the Company’s Clawback Policy as amended from time to time. The Compensation Committee of the Board (the “Committee”) has been authorized by the Board of Directors of the Company (the “Board”) to make any and all determinations necessary to administer the Option. Capitalized terms that are used but not defined herein shall have the respective meanings accorded to such terms in the Plan.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant a Nonqualified Stock Option (the “Option”) to purchase [____] shares of common stock of the Company (“Shares”) at an exercise price of $[____] per Share.

2.Vesting. The Option shall become vested and exercisable, according to the following vesting schedule, if the Participant continues to be employed by, or provide service to, the Company from the Date of Grant until the applicable vesting date:

Vesting Date	% of Option Vested
[ ]	[33% ]
[ ]	[33% ]
[ ]	[All remaining shares ]

The vesting of the Option shall be cumulative, but shall not exceed 100% of the shares subject to the Option granted above. If the foregoing schedule would produce fractional shares, the portion of the Option that vests shall be rounded down to the nearest whole share.

3.Term of Option.

(a) The Option shall have a term of ten (10) years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b) Unless a later termination date is provided for in a Company-sponsored plan, policy or arrangement, or any agreement to which the Company is a party, the Option shall automatically terminate upon the happening of the first of the following events:

(i) The expiration of the ninety (90) day period after the Participant ceases to be employed by, or provide service to, the Company, if the termination is for any reason other than death, Total and Permanent Disability, or Cause.

(ii) The expiration of the one (1) year period after the Participant ceases to be employed by, or provide service to, the Company on account of the Participant’s death or Total and Permanent Disability.

(iii) The date on which the Participant ceases to be employed by, or provide services to, the Company on account of a termination by the Company for Cause. In addition, notwithstanding the prior provisions of this Paragraph 3, if the Company determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing services to, the Company or after the Participant’s termination of employment or services, the Option shall terminate as of the date on which such Cause first occurred.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant. Any portion of the Option that is not vested and exercisable at the time the Participant ceases to be employed by, or provide service to, the Company shall immediately terminate.

(c) For the purposes of this Agreement, “Cause” shall mean any event which constitutes Cause as defined in the employment agreement, offer letter or other arrangement between the Company and the Participant, or, if no such definition exists, the occurrence of any of the following: (i) the willful and continued failure by the Participant to substantially perform his or her duties and obligations to the Company (other than any such failure resulting from any physical or mental condition, whether or not such condition constitutes a Disability), or (ii) the willful engaging by the Participant in misconduct that is materially injurious to the Company, monetarily or otherwise.

4.Exercise Procedures

(a) Subject to the provisions of Paragraphs 2 and 3 above, the Participant may exercise part or all of the Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised. On the delivery date, the Participant shall pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering Shares of the Company which shall be valued at their fair market value on the date of delivery, (iii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. The Committee may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

(b) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Company, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

(c) The Company may require that the Participant (or other person exercising the Option after the Participant’s death) represent that the Participant is purchasing Shares for the Participant’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Committee deems appropriate.

(d) All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Participant may elect to satisfy any tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5.Termination of Employment.

(a) Generally, except as set forth in subsections (b), (c), (d), (e), and (f) below, if the Participant’s employment with the Company terminates for any reason, the unvested portion of the Option shall be cancelled immediately and the Participant shall immediately forfeit without any consideration any rights to the Shares subject to such unvested portion.

(b) Retirement. In the event of the Participant’s Retirement (as hereinafter defined), the Option shall vest immediately on the date of the Participant’s Retirement. For purposes of this Agreement, “Retirement” means the Participant’s termination of employment with the Company, other than for reasons that constitute deliberate gross misconduct, determined in the sole discretion of the Committee, after the time that the Participant has attained 65 years of age and the sum of the Participant’s age and continuous full years of full time employment service with the Company is 70 (e.g., having attained the age of 65 with 5 years of employment with the Company would qualify the Participant for Retirement). For these purposes, the Participant will be deemed to have a year of full time employment service with the Company if the Participant would be entitled to receive credit for a year of service under a qualified pension plan in accordance with Internal Revenue Code § 1053(b)(2)(c).

(c) Early Retirement. In the event of the Participant’s Early Retirement (as hereinafter defined), the Option shall vest immediately on the date of the Participant’s Early Retirement. For purposes of this Agreement, “Early Retirement” means the Participant’s termination of employment with the Company, other than for reasons that constitute deliberate gross misconduct, determined in the sole discretion of the Committee, after the time that the Participant has attained 60 years of age and the sum of the Participant’s attained age and continuous full years of full time employment service with the Company is 70 (e.g., having attained the age of 60 with 10 years of employment with the Company would qualify the Participant for Early Retirement). For these purposes, the Participant will be deemed to have a year of full time employment service with the Company if the Participant would be entitled to receive credit for a year of service under a qualified pension plan in accordance with Internal Revenue Code §1053(b)(2)(c).

(d) Death, Disability. Notwithstanding the foregoing, in the event the Participant’s employment with the Company terminates due to the death or Disability of the Participant, the Option shall vest on the date of the Participant’s death or termination due to Disability. For purposes of this Agreement, “Disability” shall mean the Participant’s qualification for disability benefits under the Social Security disability insurance program, or if the Participant is determined to be permanently disabled by the Committee in its discretion.

(e) Termination without Cause. If the Company terminates the Participant’s employment without Cause outside the Change of Control Period (as defined below), then the Option shall expire on the earlier of the last day of the term of the Option and the date that is ninety (90) days after the date of such termination; provided, however, that if the Participant’s employment is terminated and the Participant is subsequently rehired within 90 days following such termination and prior to the expiration of the Option, the Participant shall not be considered to have undergone a termination of employment. In the event of a termination described in this subsection (c), the Option shall remain exercisable by the Participant until its expiration only to the extent that the Option was exercisable at the time of such termination.

(f) Change of Control. Notwithstanding the foregoing, in the event the Participant’s employment with the Company is terminated by the Company without Cause during the period beginning three (3) months prior to and ending twelve (12) months following a Change of Control (the “Change of Control Period”), the Option shall immediately vest on the date of the Participant’s termination of employment.

6.Restrictions on Exercise. Except as the Company may otherwise permit pursuant to the Plan, only the Participant may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Participant, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is vested and exercisable pursuant to this Agreement.

7.Adjustments. Appropriate adjustments in the number of Shares shall be made by the Committee to give effect to adjustments made in the number or type of shares of common stock through a reclassification, stock dividend, stock split or stock combination, or similar event in accordance with the terms of the Plan.

8.Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of the Company and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9.No Employment or Other Rights. The grant of the Option shall not confer upon the Participant any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s employment or service at any time. The right of the Company to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

10.No Shareholder Rights. Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

11.Compliance with Section 409A of the Code. It is intended that this Agreement shall be administered in a manner that will comply with or meet an exception from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement shall be administered and interpreted in accordance with such intent. The Committee may adopt rules deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. Notwithstanding anything in this Section 13 to the contrary, no amendment to or payment under this Agreement will be made unless permitted under Section 409A of the Code.

12.Delivery Subject to Legal Requirements. The obligation of the Company to deliver Shares pursuant to the exercise of the Option shall be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of Shares to the Participant pursuant to the exercise of the Option is subject to any applicable taxes and other laws or regulations of the United States, or of any state having jurisdiction thereof.

13.Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Participant, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

14.Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

15.Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Committee, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

16.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Facsimile or other electronic transmission of any signed original document or retransmission of any signed facsimile or other electronic transmission will be deemed the same as delivery of an original.

17.Complete Agreement. Except as otherwise provided for herein, this Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

18.Committee Authority. By entering into this Agreement the Participant agrees and acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest in the Award.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the date first set forth above.

Enterprise Financial Services Corp

By:
Name:
Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Participant:

Date: